                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS THIRD QUARTER 2005 RESULTS
                 FFO Per Share Meets Wall Street's Mean Estimate

ROCHESTER,  NY,  November 7, 2005 - Home  Properties  (NYSE:HME)  today released financial  results for the third quarter ending  September 30, 2005. All results are reported on a diluted basis.

In commenting on the quarter's results, Edward J. Pettinella, President and CEO, said,  "There are three issues I believe  have been  negatively  affecting  Home
Properties' valuation, all of which we have tackled successfully. First, we have substantially  improved  same-store  revenue  and  net  operating  growth  (NOI)
compared to the first half of the year. The 4.3% increase in year-over-year  NOI in the third quarter was the highest  growth in three years,  contributing  to a
3.3% per share  increase in Funds from  Operations.  Second,  we have  initiated programs that will recapture the total  anticipated  increase in energy costs in
2006.  Last,  we are actively  pursuing the sale of the portfolio in our weakest geographic  region,  Detroit,  with the  intent of exiting  the market  entirely within six months. We are very pleased with each of these strategic developments and  believe  they  will  have a  positive  impact on  shareholder  value  going forward." The Company said that it will comment further on a conference call and simultaneous Webcast on November 8, 2005 at 11:00 AM Eastern Time.

Earnings per share ("EPS") for the quarter  ended  September 30, 2005 was $0.47, compared to $0.09 for the quarter  ended  September  30,  2004.  The increase is primarily attributed to gains during the current quarter compared to last year's quarter,  which  experienced a reduction to earnings from an impairment  charge.
During the current quarter,  the Company recorded a $7.7 million  gain from sale of real  estate.  Results for the 2004 third  quarter  include a loss on sale of property  of $9.9  million,  or $.20  per  share,  related  to the  disposal  of affordable  limited  partnerships.  EPS for the nine months ended  September 30,
2005 was $0.66  compared to $0.49 for the nine months ended  September 30, 2004, primarily attributable to the loss on sale of property as described above.

For the quarter ended  September  30, 2005,  Funds From  Operations  ("FFO") was
$45.7  million,  or $0.94 per share,  compared  to $27.8  million,  or $0.56 per share,  for the quarter ended September 30, 2004.  Before the effects of gain on sale of real estate (which offset real estate impairment charges recorded in the first quarter),  FFO in 2005 would have been $38.3 million,  or $0.79 per share, and FFO in 2004 would have been $38.2 million, or $0.76 per share. These results met  analysts'  mean  estimate  as  reported  by First Call and equate to a 3.3%
increase on a per-share  basis.  A  reconciliation  of FFO to GAAP net income is included in the financial data accompanying this news release.

Third Quarter Operating Results
-------------------------------

For the  third  quarter  of 2005,  same-property  comparisons  (for  138  "Core"
properties  containing  39,175  apartment  units  owned  since  January 1, 2004)
reflected an increase in total  revenues of 4.0%  compared to the same quarter a year ago. Net operating income ("NOI")  increased by 4.3% from the third quarter of 2004.  Property level operating  expenses  increased by 3.6% for the quarter, primarily  due to increases in  electricity,  personnel  expense and real estate taxes, offset in part by a reduction in property insurance.

Average  economic  occupancy for the Core  properties was 93.6% during the third quarter of 2005, up from 92.8% during the third quarter of 2004. Average monthly rental rates  increased 1.6% to $974 compared to the year-ago  period.  The 0.8%
increase in occupancy  added to the 1.6% increase in rental rates  produced 2.5%
growth in rental  income.  Additional  revenue from the water and sewer recovery program is included in the property other income line item,  contributing to the increase in total  revenue of 4.0% year over year. If the recovery were included in rent,  average  rents would be up 2.5% and total  rental  income  would be up
3.4%.

On a sequential basis,  compared to the 2005 second quarter results for the Core properties,  total revenues were up 2.3% in the third quarter of 2005,  expenses were down 0.9%, and net operating income was up 4.7%. Average economic occupancy improved by 0.4%, with a 0.7% increase to average monthly rents. Occupancies for the 3,572 net apartment  units  acquired/developed  between  January 1, 2004 and
September 30, 2005 (the "Recently Acquired  Communities")  averaged 94.7% during the third quarter of 2005, at average monthly rents of $1,065.

Year-to-Date Operating Results
------------------------------

For the nine months ended September 30, 2005, same-property  comparisons for the
Core properties  reflected an increase in total revenues of 2.5%, resulting in a
1.8% increase in net operating income compared to the first nine months of 2004.
Property level operating  expenses  increased by 3.4% primarily due to increases in natural gas heating costs, personnel expense and real estate taxes, offset in part by a reduction in repairs and maintenance and property insurance.

Average  economic  occupancy for the Core  properties was 93.0% during the first nine months of 2005,  down from 93.4% a year ago,  with  average  monthly  rents rising 2.2%.

Acquisitions and Dispositions
-----------------------------

During the  quarter,  the Company  previously  announced  the  acquisition  of a
342-unit apartment  community in Long Island for a total purchase price of $63.6 million.  In addition,  on August 15, 2005,  the Company  acquired The Brooke at
Peachtree Village in Allentown,  Pennsylvania,  with a total of 146 units, for a total purchase price of $16.0 million, including closing costs, which equates to approximately  $110,000 per apartment  unit. The purchase was funded through the
Company's line of credit. The property is currently 97.6% occupied. The weighted average first year  capitalization  rate projected on this  acquisition is 5.7%.
Built between 1986 and 1989,  the community  consists of 20 two-story  buildings with 24  one-bedroom  and 52  two-bedroom  apartment  units plus 70  two-bedroom townhome units. The average apartment size is 1,163 square feet, with a weighted average rent per unit of $983. Amenities on the well-landscaped property include a full-size washer and dryer in each apartment,  wood-burning  fireplaces in all except 15 apartments,  and an outdoor swimming pool and jogging path. During the first  three years of  ownership,  the  Company  expects to spend  approximately
$800,000 in improvements above and beyond normal capital replacements.

During the third quarter, the Company placed in service the first phase of a new construction  project located in South Portland,  Maine called Liberty  Commons.
The 120-unit  apartment  community is adjacent to Red Bank  Village,  a 500-unit community  acquired in 1998. Excess land acquired with the original purchase was used for this development. The first phase is 48 units, with a construction cost of  approximately  $108,000  per unit.  The new phase was  placed in  service on
August 1, 2005 with  average  rents  during  the  third  quarter  of $1,117  and occupancy  of 76.9%.  By the end of the third  quarter,  the  property was fully occupied.

The Company had previously  announced the sale on July 8 of a 110-unit  property in Philadelphia,  Pennsylvania for $5.9 million. A gain on sale of approximately
$1.8 million (before  allocation of minority interest) was recorded in the third quarter  related to this sale.  The weighted  average first year  capitalization rate projected on this disposition is 6.97%.

A sale  is  pending  for the  Pavilion  Apartments  in  Rockville,  Maryland,  a
high-rise  building which is under contract to be sold to a condo converter at a cap rate of  approximately  3.6%.  The  Company  expects to use the  proceeds to repurchase common shares and/or acquire additional apartment  properties,  which would be accretive to earnings by six to seven cents per share in 2006. The sale is expected to close this week.

Update on Sale of Affordable Properties
---------------------------------------

As of September 30, 2005, the Company  continued to own one affordable  property with a total of 868 units and continues to pursue the sale of the property.  The
Company was successful in transferring one affordable  property with 1,058 units in  Pittsburgh  to the  mortgage  holder  on  September  30,  2005  in  lieu  of foreclosure.  A gain from the sale of real estate of approximately  $7.7 million
(before allocation of minority  interest) was recorded in the third quarter.  In the first  quarter of 2005,  the Company had  recorded a real estate  impairment charge of $7.3 million for this same property.  For  year-to-date  FFO purposes, the third quarter gain offset the  impairment  charge in its entirety,  with the net  additional  gain of $361,000  from the sale of real estate not  included in
FFO.

Capital Markets Activities
--------------------------

During the third  quarter  of 2005,  the  Company's  additional  capital  raised
(approximately  $640,000)  under its  Dividend  Reinvestment  and  Direct  Stock
Purchase  Plan  ("DRIP")  netted to zero.  The Company met share demand  through share  repurchase by the transfer  agent in the open market instead of new share issuance. This removes the dilution caused by issuing new shares at a price less than the published net asset value in an economic and efficient manner.

The Company's line of credit agreement, which was maturing, was renegotiated for a new  three-year  term which  expires  September 1, 2008.  The new facility was increased  from  $115 million  to $140  million and  contains  less  restrictive covenants  as well as a 30 basis  point  reduction  in the  pricing  spread over
LIBOR.

As  of  September  30,  2005,  the  Company's  ratio  of  debt-to-total   market
capitalization  was 48.4% (based on a stock price of $39.27 to determine  equity value),  with $94  million  outstanding  on its $140  million  revolving  credit facility and $5.3 million of  unrestricted  cash on hand.  Mortgage debt of $1.8 billion was outstanding,  at rates of interest averaging 5.9% and with staggered maturities  averaging  approximately  seven  years.  Approximately  90% of total indebtedness is at fixed rates.  Interest coverage averaged 2.5 times during the quarter;  and the  fixed  charge  ratio,  which  includes  preferred  dividends, averaged 2.3 times.

The Company  estimates  its net asset value  ("NAV") per share at September  30,
2005 to be $52.30 based on  capitalizing at 6.3% the total of the annualized and seasonally  adjusted  third  quarter  property net operating  income,  plus a 3%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During  the third  quarter of 2005 and into  October,  the  Company  repurchased
784,105  of its common  shares  for  approximately  $30  million,  or a weighted average of $38.26 per share. The Company has Board  authorization to buy back up to approximately 3.9 million  additional shares of its common stock or Operating
Partnership Units.

Outlook
-------

The Company has tightened its full year  guidance,  reducing the high end of the range by six cents  and  reducing  the low end of the range by four cents.  This results  in FFO per share  between  $2.83 and $2.85 per share for the year,  and between  $0.70 and $0.72 for the fourth  quarter.  These  results are before the effects of real estate  impairment  charges in either  year.  The  reduction  in guidance results  primarily from the dramatically  increased cost of natural gas used in supplying  heat.  This  guidance  range  reflects  management's  current assessment  of economic  and market  conditions.  Assumptions  used for the 2005 projections are included with the published supplemental information.

The  Company  owns two  properties  in Florida,  which  sustained  damages  from
Hurricane  Wilma in late  October,  2005.  The  estimate of damages has not been finalized but is not expected to materially exceed one cent per share. Pending a final assessment, no estimate is included in the fourth quarter guidance numbers supplied above.

The Company's outlook for 2006,  including  assumptions,  will be published in a separate press release before the announcement of fourth quarter 2005 results.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM  Eastern Time to review the  information  reported in this release.  To listen to the call, please dial  888-433-1657  (International  303-957-1357).  A replay of the call will be  available  through  November  15,  2005,  by dialing
800-633-8284 or 402-977-9140 and entering 21228982.  The Company Webcast,  which includes a slide presentation,  will be available, live at 11:00 AM and archived
by   2:00   PM,   through   the   "Investors"   section   of   our   Web   site,
www.homeproperties.com, under the heading, "Financial Information."

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home  Properties  is the sixth largest  publicly  traded  apartment  real estate investment trust in the United States. The Company owns, operates,  acquires and rehabilitates apartment communities in selected Northeast, Midwest, Mid-Atlantic
and  Southeast  Florida  markets.   Currently,   Home  Properties  operates  159
communities  containing  46,316 apartment  units. Of these,  42,747 units in 154 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 2,701 units are managed for other
owners.   For   more   information,   visit   Home   Properties'   Web  site  at
www.homeproperties.com.

Tables to follow.

                                   Avg. Economic
     Third Quarter Results         Occupancy(c)          Q3 '05               Q3 '05 vs. Q3 '04
      --------------------     ---------------------    --------    -----------------------------------
                                                         Average
                                                         Monthly    % Rental      % Rental
                                                          Rent/       Rate         Revenue        % NOI
                               Q3 '05        Q3 '04     Occ Unit     Growth        Growth        Growth
                               ------        ------     --------     ------        ------        ------

Core Properties(a)             93.6%          92.8%       $  974      1.6%          2.5%          4.3%

Acquisition Properties(b)      94.7%            NA        $1,065       NA            NA            NA
                               ----           ----        ------      ---           ---           ---

TOTAL PORTFOLIO                93.7%          92.8%      $   981       NA            NA            NA

                                   Avg. Economic
      Year-To-Date Results          Occupancy(c)         YTD '05              YTD '05 vs. YTD '04
      --------------------     ---------------------    --------    -----------------------------------
                                                         Average
                                                         Monthly    % Rental      % Rental
                                                          Rent/       Rate         Revenue        % NOI
                               YTD '05       YTD '04    Occ Unit     Growth        Growth        Growth
                               -------       -------    --------     ------        ------        ------

Core Properties(a)             93.0%          93.4%     $   968       2.2%          1.7%          1.8%

Acquisition Properties(b)      95.0%            NA       $1,039        NA            NA            NA
                               ----           ----      -------       ---           ---           ---

TOTAL PORTFOLIO                93.2%          93.4%     $   974        NA            NA            NA

(a)  Core Properties  includes 138 properties with 39,175  apartment units owned throughout 2004 and 2005.

(b)  Reflects  16  properties  with  3,572  apartment  units  acquired/developed subsequent to January 1, 2004.

(c)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                                Three Months Ended        Nine Months Ended
                                                                                    September 30             September 30
                                                                                    ------------             ------------
                                                                                   2005        2004         2005       2004
                                                                                   ----        ----         ----       ----
Rental income                                                                  $117,581    $110,731     $345,149   $323,922
Property other income                                                             7,626       5,484       18,871     15,357
Interest income                                                                      92         150          233        449
Other income                                                                        476         805        1,503      1,968
                                                                               --------    --------     --------   --------
   Total revenues                                                               125,775     117,170      365,756    341,696
                                                                               --------    --------     --------   --------

Operating and maintenance                                                        54,161      50,102      165,065    152,267
General and administrative                                                        4,894       4,879       14,443     14,496
Interest                                                                         27,059      23,016       77,175     66,615
Depreciation and amortization                                                    25,639      22,999       74,263     66,073
Impairment of assets held as General Partner                                          -           -            -      1,116
                                                                               --------    --------     --------   --------

   Total expenses                                                               111,753     100,996      330,946    300,567
                                                                               --------    --------     --------   --------
Income from operations                                                           14,022      16,174       34,810     41,129
Equity in earnings (losses) of unconsolidated affiliates                              -          25            -       (538)
                                                                               --------    --------     --------   --------
Income before minority interest and discontinued operations                      14,022      16,199       34,810     40,591
Minority interest in Operating Partnership                                       (4,133)     (4,562)      (9,842)   (11,240)
                                                                               --------    --------     --------   --------
Income from continuing operations                                                 9,889      11,637       24,968     29,351
                                                                               --------    --------     --------   --------
Discontinued operations
   Income (loss) from operations, net of minority interest                          447         104       (4,808)      (614)
   Gain (loss) on disposition of property, net of minority Interest               6,367      (6,816)       6,290     (6,305)
                                                                               --------    --------     --------   --------
Discontinued operations                                                           6,814      (6,712)       1,482     (6,919)
                                                                               --------    --------     --------   --------
Income before loss on disposition of property                                    16,703       4,925       26,450     22,432
Gain (loss) on disposition of property, net of minority interest                      -           -            -        (67)
                                                                               --------    --------     --------   --------

Income before cumulative effect of change in accounting principle                16,703       4,925       26,450     22,365
Cumulative effect of change in accounting principle, net of minority
     interest                                                                         -           -            -       (321)
                                                                               --------    --------     --------   --------

Net Income                                                                       16,703       4,925       26,450     22,044
Preferred dividends                                                              (1,350)     (1,898)      (4,929)    (5,695)
                                                                               --------    --------     --------   --------
Net income available to common shareholders                                     $15,353      $3,027      $21,521    $16,349
                                                                               ========    ========     ========   ========

Reconciliation from net income available to common shareholders to Funds From Operations:

Net income available to common shareholders                                     $15,353      $3,027      $21,521    $16,349
Real property depreciation and amortization                                      24,997      23,225       72,524     67,566
Real property depreciation - unconsolidated                                           -           -            -        556
Impairment on general partnership investment - real estate                            -           -            -        945
Loss on disposition of property                                                       -           -            -         50
Minority Interest                                                                 4,133       4,562        9,842     11,240
Minority Interest - income (loss) from discontinued operations                      216          49       (2,379)      (201)
Minority Interest - gain (loss) from disposition of discontinued operations       2,389      (3,195)       2,389     (3,195)
Loss (gain) on disposition of discontinued operations                            (1,431)         94       (1,353)      (417)
Cumulative effect of change in accounting principle                                   -           -            -        321
                                                                               --------    --------     --------   --------
FFO (1)                                                                         $45,657     $27,762     $102,544    $93,214
                                                                               ========    ========     ========   ========

FFO - basic                                                                     $45,657     $27,762     $102,544    $93,214
Preferred dividends - convertible preferred stock (2)                                 -           -          879          -
                                                                               --------    --------     --------   --------
    FFO - diluted                                                               $45,657     $27,762     $103,423    $93,214
                                                                               ========    ========     ========   ========

FFO - basic                                                                     $45,657     $27,762     $102,544    $93,214
Preferred dividends - convertible preferred stock (2)                                 -         548          879      1,645
(Gain)loss on disposition of discontinued operations                             (7,325)      9,917          400     11,017
                                                                               --------    --------     --------   --------

    FFO - operating (4)                                                        $38,332     $38,227     $103,823   $105,876
                                                                               ========    ========     ========   ========

FFO - basic                                                                     $45,657     $27,762     $102,544    $93,214
Preferred dividends - convertible preferred stock (2)                                 -         548          879      1,645
Recurring non-revenue generating capital expenses                                (5,592)     (5,416)     (16,639)   (15,935)
                                                                               --------    --------     --------   --------

    AFFO (6)                                                                    $40,065     $22,894      $86,784    $78,924
                                                                               ========    ========     ========   ========

FFO - operating                                                                 $38,332     $38,227     $103,823   $105,876
Recurring non-revenue generating capital expenses                                (5,592)     (5,416)     (16,639)   (15,935)
                                                                               --------    --------     --------   --------

    AFFO - operating                                                            $32,740     $32,811      $87,184    $89,941
                                                                               ========    ========     ========   ========

Weighted average shares/units outstanding:
   Shares - basic                                                              32,518.9    33,293.9     32,072.3   32,840.7
   Shares - diluted                                                            32,950.1    33,738.0     32,481.2   33,280.7

   Shares/units - basic ((3))                                                  48,255.2    48,894.6     47,828.7   48,660.3
   Shares/units - diluted ((3))                                                48,686.3    49,338.6     48,680.2   49,100.3

Per share/unit:
   Net income - basic                                                             $0.47       $0.09        $0.67      $0.50
   Net income - diluted                                                           $0.47       $0.09        $0.66      $0.49

   FFO - basic                                                                    $0.95       $0.57        $2.14      $1.92
   FFO - diluted                                                                  $0.94       $0.56        $2.12      $1.90
   Operating FFO - diluted, before real estate impairments ((4))                  $0.79       $0.76(5)     $2.13      $2.12(5)

   AFFO ((5))                                                                     $0.82       $0.46        $1.78      $1.58(5)
   Operating AFFO - before real estate impairments ((4)) ((6))                    $0.67       $0.65(5)     $1.79      $1.80(5)
   Common Dividend paid                                                           $0.63       $0.62        $1.89      $1.86

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property. Other similarly titled measures may not be calculated in the same manner.

(2)  The  convertible  preferred  stock  has  an  anti-dilutive  effect  on  the per-share calculation,  therefore,  the convertible preferred dividends are not included in FFO diluted for the three and nine months  ended  September
     30, 2004.

(3)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(4)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the addback of real estate impairment charges and the  (gain)  loss on  disposition  of  property.  This is  presented  for a consistent comparison of how NAREIT defined FFO in 2003.

(5)  The diluted  shares/units for the three and nine months ended September 30,
     2004 used for Operating FFO are 50,172.0 and 49,933.7, respectively.

(6)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. The resulting sum is divided by the weighted  average  shares/units on a diluted basis to arrive at AFFO per share/unit.

                                                 HOME PROPERTIES, INC.
                                        SUMMARY CONSOLIDATED BALANCE SHEETS
                            (in thousands, except share and per share data - Unaudited)

                                                   September 30, 2005      December 31, 2004
                                                   ------------------      -----------------
Land                                                     $    416,538           $    402,620
Construction in progress                                        1,738                  1,627
Buildings, improvements and equipment                       2,817,939              2,640,943
Real estate held for sale or disposal, net                     21,173                 78,711
                                                           ----------             ----------
                                                            3,257,388              3,123,901
Accumulated depreciation                                 (478,645)          (405,919)
                                                           ----------             ----------
Real estate, net                                            2,778,743              2,717,982

Cash and cash equivalents                                       5,264                  7,925
Cash in escrows                                                37,587                 43,883
Accounts receivable                                             6,009                  6,664
Prepaid expenses                                               21,550                 18,224
Deferred charges                                               11,060                 13,778
Other assets                                                    8,591                  8,340
                                                           ----------             ----------
Total assets                                               $2,868,804             $2,816,796
                                                           ==========             ==========
Mortgage notes payable                                     $1,768,554             $1,644,722
Line of credit                                                 94,000                 58,000
Accounts payable                                               18,718                 24,600
Accrued interest payable                                        8,738                  8,876
Accrued expenses and other liabilities                         22,830                 26,750
Security deposits                                              23,447                 22,651
                                                           ----------             ----------

Total liabilities                                           1,936,287              1,785,599

Minority interest                                             287,170                310,775
Stockholders' equity                                          645,347                720,422
                                                           ----------             ----------

Total liabilities and stockholders' equity                 $2,868,804             $2,816,796
                                                           ==========             ==========

Total shares/units outstanding:

Common stock                                                 32,391.3               32,625.4
Operating partnership units                                  15,715.0               15,591.3
Series D convertible cumulative preferred stock*                    -                  833.3
                                                           ----------             ----------
                                                             48,106.3               49,050.0

*Potential common shares

                                                       # # #

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237